Exhibit 10.9

Service Agreement

of

Yiqifu

Party A:	Guangzhou Youxin Technology Co., Ltd.

Party B:	Zhongjin (Changsha) Financial Technology Co., Ltd.

Party C:	Zhongjin Payment Co., Ltd.

Date of Signature:	February 21, 2019

Party A: Guangzhou Youxin Technology Co., Ltd.

Contact Address: Room 1306, A1Building, Yue Xiu Fortune Century Square, No.13 Haian Road, Tianhe District, Guangzhou

Contact Person: Lin, Shaozhang

Phone: 13631357745

Email: johnnylin@rongxin.tech

Party B: Zhongjin (Changsha) Financial Technology Co., Ltd.

Contact Address: 15F, Gongxiao Hongtai Building, No.2 Beijing South Station Road, Fengtai District, Beijing

Contact Person: Jiang, Canhui

Phone: 13580479951

Email: jiangcanhui@cfca.com.cn

Party C: Zhongjin Payment Co., Ltd.

Contact Address: 15F, Gongxiao Hongtai Building, No.2 Beijing South Station Road, Fengtai District, Beijing

Contact Person: Jiang, Canhui

Phone: 13580479951

Email: jiangcanhui@cfca.com.cn

Each party to this agreement shall be referred to as “Party” or “the Party” individually, and collectively referred to as “Parties”, and may be referred to as “the other party” or “the other parties” interchangeably.

Party A, Party B, and Party C have engaged in friendly negotiations regarding the cooperation for the “Yiqifu” product service. Based on the principles of equality, mutual benefit, fairness, voluntary participation, honesty, and good faith, and in accordance with the provisions of the Contract Law of the People’s Republic of China, the Parties have reached the following agreement:

Article 1 Definitions and Interpretations

Unless otherwise defined or indicated by the context in this Agreement, the following terms shall have the following meanings:

1.1 Platform of Party A: refers to the internet platform owned and operated legally by Party A (platform website domain name: ________; platform name: ________).

1.2 Member: refers to the buyer and seller participating in transactions on the platform of Party A or the upstream and downstream enterprises of the core enterprise.

1.3 Fund Custody Account: refers to the settlement account opened by the cooperative bank for storing transaction funds of members on the platform of Party A. The funds in this account can only be transferred through the special function of the bank fund control system and must be strictly distinguished from the self-owned fund accounts of all parties or Party A. The account cannot be withdrawn or cashed out through bank counters, online banking, or other channels, except for the interest transfer when the account is closed.

1.4 Withdrawal Account: refers to the current account opened by a member at a bank for business related to funds, such as recharge and withdrawal, in order to participate in transactions.

1.5 Virtual Account: refers to the bank virtual account opened for the member by the cooperative bank, authorized by the member to transmit their identity verification information (such as the four-element information) to Party B and transmitted by Party B to the cooperative bank. The funds in this type of bank virtual account can only be transferred through the special function of the bank fund control system, and cannot be withdrawn or cashed out through bank counters, online banking, or other channels, except for the interest transfer when the account is closed.

1.6 Recharge: refers to the process of depositing funds into the virtual account.

1.7 Withdrawal: refers to the process of transferring funds from the virtual account to the member’s withdrawal account at the member’s request.

1.8 Account balance payment: refers to the process of transferring funds from the paying member’s virtual account to the receiving member’s virtual account based on the instruction of the paying member when making a payment order.

1.9 Transaction anomaly: refers to the situation where during the member’s transaction process on the platform of Party A, the amount, order number, recipient, etc. do not match the record of the merchant (i.e. Party A) or the transaction is temporarily interrupted or cannot be completed due to reasons other than Party B or Party C.

1.10 Risk event: refers to suspicious or risky transactions, illegal or non-compliant behavior, and all events that may harm the interests of Party B, Party C, or the parties to the transaction occurring on the platform of Party A, including but not limited to fraud, counterfeit cards, stolen cards, money laundering, cashing out, rational refusal to pay by the card-issuing institution or enterprise opening the account (including cardholders or enterprises denying transactions), misappropriation or embezzlement of user funds, being reported by interested parties, or being investigated by judicial authorities or other authorized agencies.

Article 2: Cooperation Content

2.1 Party B, in collaboration with Party C, provides Party A with the following “Yiqifu” product service projects:

(1) Account management services

(2) Corporate/individual account recharge

(3) Corporate/individual account withdrawals

(4) Account balance payment services

2.2 Party B provides Party A with a network transmission encryption channel, including software interface specifications for transmitting order information to Party A, and configuring secure transmission protocols.

2.3 Party B provides technical support services for interface development and joint debugging testing during the system integration with Party A’s system, to facilitate the normal deployment of Party A’s system.

2.4 Party B provides technical support services for the software interface upgrading process in the future.

2.5 Party C provides corresponding internet payment services for the “Yiqifu” product service mentioned above.

Article 3: Account Management Services

3.1 Party A uses Party B’s account management services, and Party A and its members use the fund custody accounts opened by the cooperative bank. If Party A opens a custody account with a bank in its own name, in order to ensure the smooth development of business, Party A must hand over the digital certificate issued by the custody bank to Party B for safekeeping. Party B will provide Party A with a dedicated digital certificate for communication with Party A’s custody bank for the purpose of this Agreement.

3.2 Party B provides information transmission services for member application for opening, revoking, using virtual accounts and their linked withdrawal accounts. Party B receives member instructions and information confirmed by Party A, and transmits them to Party C or the cooperative bank. Party A is responsible for the authenticity, accuracy, legality and validity of all information submitted. Based on this information, Party B will register the information in the system and provide Party A with feedback on the processing results.

3.3 Party B’s system provides services such as opening and revoking accounts, linking withdrawal accounts, freezing and unfreezing account funds, and online transaction details query services.

The cooperative bank can provide bank vouchers for the fund transfers between virtual accounts of members. The specific services are subject to the descriptions provided by the bank in real-time.

Article 4 Recharge, Withdrawal and Account Balance Payment Services

4.1 Party B, together with Party C and the cooperative bank, provides members with recharge, withdrawal, and account balance payment services.

4.2 For members using the recharge service, Party C settles funds to the virtual account on the T+1 day.

4.3 For members using the withdrawal service, Party B settles funds through Party C and the cooperative bank to their withdrawal account on the T+1 day.

For members using the account balance payment service, Party B transfers funds to the designated member’s virtual account through the cooperative bank.

Article 5 Rights and Obligations of Party A

5.1 Party A shall provide truthful business information and relevant qualification certificates to Party B and Party C, including copies of the business license (Three-In-One), the ID card of the legal representative (front and back scan), the ICP filing/license number of the operating website, website name, domain name, articles of association, business introduction, etc. Party A shall affix the official seal of the company on the provided information and shall be responsible for the authenticity of the information provided, ensuring the legality of its business activities and scope.

5.2 Party A shall notify Party B and Party C in writing five working days in advance of any changes to the following information, business status or basic situation, and Party B and Party C shall have the right to re-evaluate the business risks of Party A based on updated information and decide to change or terminate the services under this agreement. Party A shall bear all losses and liabilities arising from its failure to notify Party B and Party C in a timely manner. Party A shall be responsible for all losses incurred by Party B and Party C as a result of Party A’s failure to notify:

(1) Changes in information and data, including changes in registered information, server and website address (URL and IP), website name, domain name, contact information, bank account and payment account;

(2) Changes in business status, including changes in operations (such as interruption or termination), goods and services, and delivery and return methods; and

(3) Changes in basic situations, including changes in shareholders, capital and ownership (such as changes in registered capital, significant debt changes, ownership transfer, etc.).

5.3 Within the first three working days of connecting Party A’s system to Party B’s system, Party A shall submit a “Merchant Online Application Form” to Party B and Party C in writing. The application form shall have the same legal effect as this agreement. Party A shall affix the official seal of the company on the application form and shall be responsible for the authenticity of the information provided. Party A shall bear all liabilities resulting from inaccurate or untrue information. If changes in Party A’s information in the application form may affect the content of the cooperation between the parties, Party A shall notify Party B and Party C in writing within one working day after the change. Until Party B and Party C receive written notification from Party A, Party B and Party C shall continue to perform their rights and obligations in accordance with the content of the application form before the change. Party A shall bear all losses and liabilities arising from its failure to notify Party B and Party C in a timely manner. Party A shall be responsible for all losses incurred by Party B and Party C as a result of Party A’s failure to notify.

5.4 Party A shall develop the corresponding interface program according to the interface instructions provided by Party B, and ensure that the integration of Party A’s system and Party B’s system is in accordance with Party B’s technical standards such as interface specifications and data formats.

5.5 Party A shall ensure that any instructions issued to Party B and Party C are true, complete, accurate, legal, and based on the true business information of Party A’s platform. If Party A engages in illegal operations such as tampering with transaction data, failing to provide transaction verification information as required, and providing convenience for money laundering or cash-out, Party B and Party C have the right to immediately terminate the services. Party A shall bear all losses and liabilities arising from this, and shall be responsible for all losses incurred by Party B and Party C as a result of Party A’s failure to comply with the agreement.

5.6 The products or services provided by Party A must strictly comply with the provisions of relevant Chinese laws, regulations, rules, and other normative documents. If Party A engages in virtual product business, it must submit a written application for approval to Party B and Party C before conducting such business. Party A shall be responsible for compensating Party B and Party C for all losses caused by unauthorized operation of virtual product business without the consent of Party B and Party C.

5.7 Party A shall ensure that the description of goods and services is complete, and the policies for returns, refunds, delivery, and transaction cancellations are comprehensive, and that the customer service system is sound.

5.8 Party A guarantees that it and its members will comply with the business processes and standards of Party B and Party C. Party A guarantees that users can perform same-name card deposits and withdrawals on Party A’s platform. Otherwise, Party B and Party C have the right to take measures including but not limited to suspending cooperation or closing channels based on the actual situation.

5.9 Without the written permission of Party B and Party C, Party A shall not delegate or transfer any part or all of the business stipulated in this Agreement to a third party.

5.10 Party A shall not use the relevant gateway interfaces or identifiers of Party B for purposes outside the scope of this Agreement, nor shall it provide transaction services to third parties outside the scope of this Agreement. In the event of a breach of this clause, Party B reserves the right to recover its losses from Party A.

5.11 Party A shall take effective measures to monitor and prevent illegal and irregular financial transactions, operate in accordance with relevant national laws, regulations, and norms, and shall not engage in any form of illegal or irregular behaviour. Such behaviour includes but is not limited to: (1) infringing on the reputation, privacy rights, trade secrets, trademark rights, copyrights, patent rights, and other personal and property rights of others; (2) using this service in someone else’s name; (3) engaging in any illegal transaction, such as fraud, money laundering, cashing out, gambling, and other behaviours; (4) using stolen or counterfeit bank card accounts or invalid bank card accounts for transactions; (5) using Party B’s system for false transactions without real transaction backgrounds; (6) other behaviours that Party B and Party C have legitimate reasons to believe are inappropriate. Party A and its members shall bear the corresponding consequences and responsibilities for the illegal and irregular behaviours mentioned above. If Party A causes damage to the rights and interests of Party B and/or Party C due to such behaviours, Party A shall be responsible for eliminating the adverse effects caused by the damage and bearing the compensation liability.

5.12 If funds that do not belong to the member have been transferred to the member’s account in advance, Party A acknowledges that Party B has the right to recover such funds from the member afterwards. Party A shall inform its members of Party B’s right to recover such funds and obtain the approval of its members. For funds that have been transferred to Party A’s account, Party A shall actively return them to Party B within five working days after receipt of payment; for funds that have been transferred to Party A’s member withdrawal account, Party A shall be responsible for taking effective measures to ensure that its members actively return the funds to Party B within five working days after receipt of payment.

5.13 Party A shall strengthen the daily maintenance and management of its own related websites, payment equipment, and software to ensure the security and stability of the system. Party A shall also comply with relevant national laws and regulations on internet payment security to ensure the security of transactions and account information. Otherwise, Party B and Party C have the right to limit the payment amount of Party A, suspend or terminate cooperation, and require Party A to bear corresponding breach of contract liability.

5.14 Party A shall ensure the security and stability of its own transaction platform and the safety of the funds of all interested parties. Party B and Party C shall not be liable for any losses and disputes caused by the malfunction or attack of Party A’s own transaction platform. Party A shall bear all losses incurred by Party B and Party C, including but not limited to compensation paid by Party B and Party C to third parties.

5.15 In the event of a risk event, Party A shall cooperate with relevant institutions to conduct risk event investigations, including but not limited to providing basic information of Party A and its members, payment transaction information, commodity information, logistics information, customer credit records, etc.

5.16 Within the normal business scope, Party A agrees that Party B and Party C may use its risk information (including but not limited to Party A or its members’ basic information, Party A or its members’ business and risk situations, etc.). Party B and Party C shall strictly comply with laws and regulations and regulatory requirements and ensure that they do not disclose such information to any third party unrelated to the business.

5.17 Party A shall keep transaction order information for at least 5 years. Party A shall bear all losses caused by improper preservation or loss of such information.

5.18 Party A shall not obtain or retain sensitive payment information (including bank card magnetic stripe or chip information, card verification codes, CVN2, card expiration dates, bank card passwords, and non-member network payment transaction passwords set in Party A’s platform, etc.). If Party A violates the agreement by obtaining or retaining such information, Party B and Party C have the right to immediately suspend or terminate the agreement and require Party A to bear all losses and liabilities caused by the retention or disclosure of such information.

5.19 Party A shall archive the qualification materials of its members (including but not limited to business licenses, legal representative ID cards, account opening permits, etc.), and provide scanned copies of the archived qualification materials to Party B and Party C when requested.

Article 6 Rights and Obligations of Party B

6.1 Party B shall provide “Yiqifu” product services to Party A in accordance with the terms of this Agreement.

6.2 Party B only provides “Yiqifu” services, ensuring the completeness of instructions and information transmission. Party B does not conduct substantive review of transaction instructions, data, or information provided by Party A, and is not responsible for any disputes between Party A, members, and banks. If a transaction fails due to an account error and involves the transfer of funds for transaction cancellation, addition, or replacement of the receiving account, Party A should first submit the relevant documents in accordance with Party B’s regulations and affix an official seal, which Party B will then execute only upon receipt of the required documents. Otherwise, Party B has the right to refuse to execute the instructions.

6.3 Party B has the right to temporarily suspend the services under this Agreement due to system upgrades, maintenance, or other reasons, but shall notify Party A one working day in advance and provide the estimated date of service resumption. The duration of suspension due to system upgrades, maintenance, or fault recovery shall not exceed one working day and shall be scheduled during a time that minimizes the impact on Party A’s business activities.

6.4 Party B reserves the right to independently judge and determine risk events. If requested by judicial or regulatory authorities, Party B will process the request in accordance with their requirements. Party A shall bear all responsibilities arising from this, and if Party B incurs any losses as a result, Party B has the right to suspend the provision of services to Party A and deduct the relevant amount from Party A’s risk deposit. If there is no risk deposit, Party B has the right to seek recovery from Party A.

6.5 After the termination of this Agreement, Party B still has the right to query and recover transactions within five years prior to the termination.

6.6 Funds circulated and stored by Party A or members through the “Yiqifu” service provided by Party B do not generate any form of interest under any circumstances.

6.7 Due to the influence of judicial or regulatory authorities, competent authorities, partner banks, or other organizations, the services provided by Party B under this Agreement may change. Party B has the right to adjust or terminate the provision of services to Party A in accordance with the aforementioned changes, and shall promptly notify Party A. All parties shall bear their own losses arising from this.

Article 7 Rights and Obligations of Party C

7.1 Party C shall provide internet payment services for “Yiqifu” business in accordance with the agreement of this agreement and the law.

7.2 Party C shall not conduct substantial examination on the transaction instructions, data, and information provided by Party A. Party C shall not be responsible for any disputes between Party A, members, and banks. In the event that a transaction fails due to account errors and involves the cancellation, addition, or replacement of payment accounts between Party A and members, Party A shall first submit relevant materials according to the regulations of Party C and affix the official seal to submit to Party C. After Party C receives the materials that comply with the regulations, Party C may transfer the relevant funds according to Party A’s instructions. Otherwise, Party C has the right to refuse to execute the instructions.

7.3 Party C is responsible for providing Party A with the interface and related documents for data transmission between the two parties and assisting Party A in online interface testing and joint debugging.

7.4 Party C has the right to temporarily suspend the services provided under this agreement according to system upgrades, maintenance, and other needs, but should notify Party A and Party B one working day in advance and predict the resumption date. The time for temporarily suspending services due to system upgrades, maintenance, and fault recovery shall not exceed one working day, and should be as far as possible from Party A’s trading peak time to reduce the impact on Party A’s business activities.

7.5 Party C reserves the right to independently judge and determine risk events. If requested by judicial or regulatory authorities, Party C shall handle it in accordance with the requirements of judicial or regulatory authorities. Party A shall bear all responsibilities arising therefrom. If Party C suffers losses as a result, Party C has the right to suspend the provision of services to Party A and deduct the above-mentioned amount from Party A’s risk deposit. If there is no risk deposit, Party C has the right to recover from Party A.

7.6 After the termination of this agreement, Party C still has the right to query and recover transactions within five years prior to the termination of the agreement.

7.7 Funds circulated and stored by Party A or its members through the payment channels provided by Party C do not generate any form of interest under any circumstances.

7.8 Due to the influence of judicial agencies, regulatory agencies, competent authorities, partner banks, or other institutions, the services provided by Party C under this agreement may change. Party C has the right to adjust or terminate the services provided to Party A according to the aforementioned changes and shall promptly notify Party A. Each party shall bear its own losses arising from this.

7.9 Party C shall fulfill its anti-money laundering responsibilities and obligations in accordance with relevant laws, regulations, and regulatory requirements of anti-money laundering in China. Regarding abnormal transaction data screened by the anti-money laundering reporting system of both parties, Party A has the obligation and responsibility to cooperate with Party C to provide relevant transaction information about Party A’s members, including but not limited to the name or name of Party A’s members, account number, name of the financial institution where the account is located, transaction background, and other information required by the regulatory agency. If Party A is unable to provide the above materials comprehensively and truthfully or fails to provide them within the time limit requested by Party C, in order to ensure the safety of cardholders’ funds, Party C has the right to suspend the provision of services to Party A and deduct the aforementioned amount from Party A’s risk guarantee deposit. If there is no risk guarantee deposit, Party C has the right to recover the aforementioned amount from Party A.

Article 8 Risk Warning and Special Agreement

8.1 Regardless of whether Party B and Party C have completed the system configuration of Party A, whether Party A’s system has been connected to Party B and Party C’s business platform, and whether testing and joint debugging have been completed, Party A shall not test the production environment of Party B and Party C’s systems without authorization. Otherwise, Party B and Party C have the right to suspend the performance of their obligations under this agreement or terminate this agreement at any time, and Party A shall be liable for any losses incurred by Party B and Party C as a result.

8.2 Party A fully understands that Party B and Party C only provide services related to the “Yiqifu” product as stipulated in this agreement, and Party A shall assume the risks of currency depreciation and exchange rate fluctuations when using the above-mentioned services.

8.3 Party A fully understands that online transactions carry risks, and any disputes or losses arising from the quality, quantity, transaction amount, delivery time, and other aspects of goods or services traded between Party A or its members and other parties shall be solely borne by Party A and shall have nothing to do with Party B and Party C.

8.4 Party A fully understands and agrees with the risks, measures, and instructions provided by Party B and Party C, and promises to take relevant risk prevention measures to avoid or minimize risks.

8.5 Party A shall not engage in any form of money laundering, fraudulent transactions, illegal cash withdrawals, or other illegal activities using the services provided by Party B and Party C. If Party B or Party C discovers that Party A has violated this agreement, Party B and Party C may immediately suspend, interrupt, or terminate the payment service, report the matter to the public security department, and submit relevant information to the relevant departments.

8.6 Party A shall assume the transaction risks and losses arising from its platform, and any risks caused by Party A’s improper risk control measures leading to risk events for its customers, non-compliant operations, or abnormal transactions judged by Party B or Party C’s cooperating institutions, or any adverse impact on the reputation, normal operations, or any legitimate interests of Party B and Party C. Party A agrees that, depending on the frequency, amount, and severity of risky transactions, non-compliant operations, and abnormal transactions, Party B and Party C may take one or more of the following measures:

(1) Delay the settlement of some or all funds, or suspend the settlement. During this period, Party A shall assist Party B and Party C in the investigation.

(2) Collect risk deposits. If Party A refuses to pay the risk deposit, Party B and Party C have the right to terminate this agreement and shall not bear any responsibility.

(3) If Party A causes losses or adverse effects to Party B and Party C, Party A shall compensate Party B and Party C for all losses and eliminate adverse effects. If Party A delays or refuses to compensate or eliminate adverse effects, Party B and Party C have the right to directly compensate from the settlement funds or risk deposits of Party A. If the settlement funds and risk deposits of Party A are insufficient to compensate for the losses incurred by Party B and Party C, Party B and Party C have the right to recover the losses from Party A.

(4) Suspend the performance of all obligations under this agreement at any time, or terminate this agreement at any time, and shall not bear any liability for breach of contract.

Article 9 Service Fees:

9.1 Access Fee: RMB 50,000 (Fifty Thousand RMB). Party A shall pay to Party B within 10 working days after the effective date of this agreement.

9.2 Annual Account Service Fee: RMB 50,000 (Fifty Thousand RMB) per contract year in capital letters. Party A shall pay the annual service fee for the first contract year to Party B within 10 working days after the effective date of this agreement; Party A shall pay the annual service fee for each subsequent contract year to Party B within the first 10 working days of that contract year. The first contract year refers to the first year from the effective date of this agreement. Subsequent contract years refer to each year after the renewal of this agreement.

9.3 For each terminal merchant reported by Party A to Party B, Party A shall pay an access fee of RMB 2,500 (Two Thousand Five Hundred Yuan Renminbi) to Party B. Party A shall pay the access fees for all reported terminal merchants in the previous quarter to Party B within the first 10 working days of the first month of each quarter.

9.4 Party A shall pay the transaction service fee for using the “Yiqifu” product service provided by Party B and Party C based on the agreement in this agreement：

Trading scenario	Project	Content	Billing standard
Open an account online	Open an account online	Individual account opening and closing/ Settlement account maintenance	0.7 RMB each
		Enterprise account opening and closing/ Settlement account maintenance	0 RMB each
Electronic receipt service	Electronic receipt query	Query electronic transfer voucher	0.5 RMB/transfer
Account balance payment	Account payment/ Bulk payment	(Bulk) order payment	0 RMB/transfer
Funds control	Freezing/ Unfreezing of account funds	(Bulk) Freezing/ Unfreezing	0 RMB/transfer
Pay on behalf/ Account withdrawal	Account withdrawal/ Pay on behalf	Payment on behalf of enterprise (T+1)	1 RMB/transfer
		Payment on behalf of enterprise (T+0)	2 RMB/transfer
		Payment on behalf of enterprise (Real-time account arrival)	2 RMB/transfer
		Payment on behalf of Individual (T+1)	0.15 RMB/transfer
		Payment on behalf of Individual (T+0)	0.2 RMB/transfer
		Payment on behalf of Individual (Real-time account arrival)	0.25 RMB/transfer
		Small payment on behalf of Individual (Real-time or bulk)	1%
Payment and settlement/ Recharge	Mini program payment	Mini program payment	2.5%/transfer
		Refund	exemption
	Division of accounts	Division of accounts	0 RMB/transfer
Account binding/ Account authentication	Personal bank card binding	Three elements/ Four elements verification	0.3 RMB/ transfer
	Public account binding	Small payment verification	3 RMB/transfer

9.4 Party A shall pay the transaction service fee of “Yiqifu” product service to Party B in the following manner:

The “Yiqifu” product is only recorded but not collected (delivered manually quarterly), and Party A shall pay the transaction service fee for the previous quarter to Party B within the first ten working days of the first month of each quarter.

9.5 The starting time of the transaction service fee: If Party A has actually used Party B’s system to conduct business before the signing of this agreement, Party B has the right to collect the transaction service fee generated before the signing of this agreement.

9.6 If Party A partially pays, delays payment, or refuses to pay Party B’s receivables due to Party A’s reasons, Party A shall pay a late fee of one ten-thousandth of the amount of Party B’s receivables for each day of delay. If Party A has not paid within one month from the date when Party B sends a fee reminder letter, Party B has the right to suspend the “Yiqifu” service. If Party A has not paid within three months from the date when Party B sends a fee reminder letter, Party B has the right to terminate this agreement without assuming any breach of contract liability, and has the right to directly deduct Party B’s receivables and late fees from Party A’s unsettled funds.

9.7 Settlement period: T+1 (legal working days, but due to the special nature of settlement business, the specific settlement period will be adjusted according to the business cycle of the cooperating bank). If Party B notifies Party A that the transaction information provided by Party A cannot be credited, in order to ensure the rights and interests of the funding party, Party A should provide correct transaction information to Party B as soon as possible to ensure that Party B settles funds in a timely manner. Party B shall not be liable for any compensation for the loss of benefits of the funding party due to Party A’s delay in providing correct transaction information. If Party A cannot provide correct transaction information within 5 working days after Party B’s first notification to Party A, Party B cannot guarantee to fulfill its obligations according to the settlement time stipulated in this agreement.

9.8 Party A shall pay all Party B’s receivables to Party B on time as agreed. If Party A declares bankruptcy and has not paid Party B’s related fees, Party A shall guarantee Party B’s creditor status.

9.9 When checking the transaction service fee, Party B’s transaction data shall prevail, and the final transaction service fee amount that Party B should receive shall be determined based on the reconciliation results of both parties.

9.10 Under the influence of laws, regulations, regulatory agencies, cooperating banks, or other institutions providing services, Party B has the right to adjust the service fees charged to Party A based on the changes of the aforementioned institutions, and notify Party A three working days in advance. At that time, both parties shall sign another agreement.

9.11 During the first five working days of each quarter, Party B shall provide Party A with a detailed list of all transactions in the previous quarter. After reconciling the transaction service fee, Party A shall pay the actual transaction service fee to Party B. Party B shall issue a service fee invoice to Party A based on the confirmed actual payment amount. If Party A requests Party B to issue a VAT invoice, Party A shall timely and accurately provide Party B with the general taxpayer certificate and related invoicing information. If the delay in invoicing is caused by Party A’s untimely information provision, Party B shall not be liable. If Party A provides incorrect invoicing information, resulting in invoicing errors or delays, Party A shall be responsible for any related liabilities, and shall compensate Party B for any direct economic losses incurred.

The account information for the payment of service fees by Party B is as follows:

Account Name: Zhongjin Financial Technology (Changsha) Co., Ltd.

Account Number: 800317540202017

Bank: Changsha Bank Co., Ltd. Business Department.

Article 10 Risk Control Measures

10.1 The party B agrees that according to the party A’s risk attribute or risk rating assessed by the party B, the party A shall deposit a risk margin of RMB 50,000 (in words: fifty thousand yuan) to the party B. The risk margin shall be transferred to the account designated by the party A within ten working days from the date of signing this agreement, to ensure that the party B fulfills its obligations under this agreement.

The account for the party A to collect the risk margin is as follows:

Account Name: Zhongjin Financial Technology (Changsha) Co., Ltd.

Account Number: 800317540202017

Bank: Changsha Branch of Bank of Changsha Co., Ltd.

10.2 In no circumstances shall the party A refuse to pay or assume any obligations or responsibilities under this agreement on the grounds that the party B has the security deposit.

10.3 Once the party A breaches the agreement and causes losses to the party B or the bank requires the party B to compensate in advance, the party B shall have the right to directly deduct the corresponding amount from the party A’s risk margin for compensation. If the margin is insufficient for compensation, the party A shall actively make up for it. The risk margin deposited by the party A to the party B shall only be used for compensation in case the party A breaches the agreement and causes losses to the party B, and shall not be used for compensation in case the party A causes losses to any other party. If the party A’s risk margin is lower than the agreed amount, the party A shall make up for it in time. Otherwise, the party B shall have the right to suspend the performance of all obligations under this agreement. If the party A fails to make up for it within five working days from the day when the risk margin is lower than the agreed amount, the party B shall have the right to terminate this agreement without assuming any breach liability.

10.4 After the termination of cooperation (which may be confirmed by email, termination notice, or termination declaration), the risk margin shall be directly offset against the service fee owed by the party A. If there is still a surplus after the risk margin is offset against the service fee owed by the party A, the party B shall return the remaining risk margin deposited by the party A three months after the completion of the last transaction.

Article 11 Disclaimer

11.1 The Party B and Party C shall not be liable under the following circumstances:

(1) If the transaction data received by Party B or Party C from Party A is incomplete or contains errors, and as a result, Party A’s electronic instructions cannot be transmitted/executed correctly;

(2) If Party A’s failure to follow Party B or Party C’s operational procedures results in losses;

(3) Disputes between Party A, members, and banks;

(4) Losses and disputes caused by Party A’s poor custody resulting in the leakage of Party A’s certificate and password;

(5) Transaction abnormal losses and liabilities caused by bank system issues (including but not limited to bank system malfunctions, upgrades, renovations, etc.), communication network failures, or other force majeure events beyond the control of Party B or Party C;

(6) Other situations that are not the fault of Party B or Party C;

(7) Exemptions from liability for Party B or Party C as stipulated in this Agreement.

11.2 If either party cannot perform this Agreement due to force majeure or other uncontrollable reasons, it shall not be considered a breach of contract. However, if the agreement cannot be fulfilled after one party’s delay in performance obligation, the responsibility cannot be exempted.

11.3 The party suffering from force majeure or other uncontrollable reasons shall take all necessary measures to reduce losses in a timely manner. Otherwise, it shall bear the responsibility for the expanded losses.

11.4 The force majeure referred to in this Agreement refers to events that cannot be reasonably controlled, predicted, or avoided. Such events include, but are not limited to, changes in laws and regulations, policy adjustments or the promulgation of new laws and regulations, regulatory requirements, government actions, natural disasters, wars, terrorist attacks, or any other similar events. This also includes system failures, adjustments, upgrades, power outages/disruptions caused by banks, telecommunications operators, or computer viruses, hacker attacks, system or server hardware failures, and technical adjustments or failures of Party B or Party C that are not caused by Party B or Party C themselves, website upgrades, etc., resulting in the system being unable to operate normally or unable to provide services in whole or in part.

Article 12 Intellectual Property Protection and Confidentiality

12.1 No party shall infringe the intellectual property rights of any other party.

12.2 Except as permitted by laws and regulations and regulatory requirements, no party shall store any data other than basic transaction information (such as online payment passwords, card expiration dates, CVN2, etc.).

12.3 Except as required for transactions or by laws, regulations, and regulatory agencies, no party shall disclose cardholder account information and transaction data to any fourth party.

12.4 All media containing account and transaction data information must be stored in a secure area and access should only be granted to authorized personnel. All media containing account and transaction data information should be destroyed immediately after expiration and may not be retained.

12.5 Except as required by laws, regulations, and regulatory agencies to be disclosed publicly, each party shall be obliged to maintain confidentiality with respect to the commercial and technical information of other parties, the content of this agreement (including billing provisions), and customer identity information and transaction records involved herein. Prior written consent of other parties shall be obtained before any disclosure of this agreement and other related content is made to third parties.

12.6 The confidentiality obligations of each party under this agreement shall not be terminated upon the termination of this agreement, and each party shall continue to comply with the confidentiality provisions of this agreement and fulfill its confidentiality obligations, which shall be permanent.

12.7 Confidential information does not include the following information:

(1) Information that has become public before the signing of this agreement;

(2) Confidential information that the recipient has already obtained through legal means before obtaining the information from the confidential information provider;

(3) Confidential information for which written proof of consent has been issued by the confidential information provider to disclose it to specific individuals or the public.

12.8 Each party shall take appropriate measures to ensure that its employees, partners, and other relevant parties who have access to confidential information comply with the provisions of this agreement. Any breach of this agreement by either party shall be solely the responsibility of the breaching party, and if it causes losses to the other party, it shall be fully compensated.

Article 13 Amendment, Termination and Liability for Breach

13.1 After all parties have reached consensus through consultation and signed a written agreement, the relevant terms of this Agreement may be modified.

13.2 The parties to this Agreement confirm unanimously that the communication address and contact information recorded at the beginning of this Agreement are the addresses and contact information for receiving commercial documents, letters, or court or arbitration documents when performing the contract or resolving contract disputes. If one party changes its contact person, communication address, or other contact information, it shall notify the other party of the changed contact information within ten days from the date of change; otherwise, the party that changed the information shall be responsible for the consequences.

All parties to this Agreement understand that if commercial notices or documents are not actually received by the parties due to inaccurate or changed communication addresses or contact information that have not been timely communicated to the other party and the judicial authority, or if the parties or the designated recipients refuse to sign, then:

(1) For delivery by mail, the date of return of the commercial notice or document shall be deemed as the date of delivery.

(2) For direct delivery, the date on which the delivery person records the situation on the delivery receipt, mail receipt, or express delivery receipt shall be deemed as the date of delivery.

(3) For delivery by email, the date displayed by the email system indicating successful transmission shall be deemed as the date of delivery.

13.3 The three parties may terminate this Agreement without any liability under the following circumstances:

(1) The three parties agree to terminate this Agreement during the term of the agreement.

(2) One party proposes not to renew the Agreement within one month before the expiration of the term of this Agreement.

(3) Due to regulatory policy changes, force majeure, or other uncontrollable reasons during the operation of the business, this Agreement cannot be performed or cannot be fully performed.

13.4 The performing party has the right to immediately terminate this Agreement and the breaching party shall compensate for any losses caused in the following situations:

(1) Participation in fraud or embezzlement of funds.

(2) Participation in money laundering transactions.

(3) Intentionally defaming or damaging the reputation of the other party.

(4) Risk control measures have repeatedly failed to prevent economic or reputational losses caused by risk.

(5) Involvement in the provision of illegal services, such as prohibited or restricted goods or gambling.

(6) Poor quality of goods or services causing significant losses to customers.

(7) No transactions have occurred for 90 consecutive days, or the business of Party A has been in a stagnant state after investigation.

(8) Fraudulent behaviour toward customers has been established by effective legal documents.

(9) Recognized by national departments such as public security, industry and commerce, taxation, and other related industries as having lost business qualifications.

(10) Other acts that violate national financial policies and related laws and regulations.

13.5 The three parties should exercise their rights and fulfill their obligations properly to ensure the smooth implementation of this Agreement. Except for the exemption clauses stipulated in this Agreement, any party that fails to fulfill its obligations in a timely and sufficient manner shall be held liable for breach of contract. Except for special provisions in this Agreement, the breaching party shall compensate the performing party for any direct economic losses suffered as a result.

13.6 If the three parties terminate cooperation, they shall negotiate and jointly complete the following matters within the agreed time:

(1) All legal transactions that occurred before the termination of the Agreement shall remain valid, and all parties shall continue to perform all obligations agreed upon in this Agreement.

(2) Settle all debts and obligations of the three parties.

Article 14 Dispute Resolution and Applicable Law

14.1 In the event of any disputes arising during the performance of this Agreement, the parties shall resolve the disputes through friendly consultation based on the principle of mutual benefit. If the consultation fails, any disputes arising from or related to this Agreement shall be submitted to the Beijing Arbitration Commission for arbitration in accordance with its arbitration rules in Beijing. The arbitration award shall be final and binding on all parties.

14.2 When any dispute arises and/or is being arbitrated/litigated, the parties shall still exercise their other rights and perform their other obligations under this Agreement, except for the disputed matters.

14.3 The conclusion, effectiveness, amendment, performance, termination, interpretation of this Agreement, and all matters arising therefrom shall be governed by the laws and regulations of the People’s Republic of China.

Article 15 Other Matters

15.1 The Party A’s stamp on this Agreement indicates that, during the validity period of this Agreement, the Party A authorizes the Party B and the Party C to provide the services stipulated in this Agreement.

15.2 Matters not covered in this Agreement shall be agreed upon by all parties by signing attachments or supplementary agreements. The attachments and supplementary agreements have the same legal effect as this Agreement.

15.3 The “Merchant Online Application Form” and its change information submitted by Party A to Party B and Party C are part of this Agreement and have the same legal effect as this Agreement.

15.4 This Agreement is valid for one year. If no written notice of modification or termination of the contract is submitted to the other parties within one month before the expiration of the cooperation period, the validity of this Agreement will be automatically extended for one year with unlimited extensions.

15.5 This Agreement takes effect upon the stamping and signature of all three parties, and six copies are made, each party holding two copies, all with equal legal effect.

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(No text on this page, this is the signature page of the “Yiqifu” Product Service Agreement.)

Party A (seal): Guangzhou Youxin Technology Co., Ltd.

Legal representative or authorized representative (signature):

Date:

Party B (seal): Zhongjin Financial Technology (Changsha) Co., Ltd.

Legal representative or authorized representative (signature):

Date:

Party C (seal): Zhongjin Payment Co., Ltd.

Legal representative or authorized representative (signature):

Date: